Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2016 EPS OF $0.34 PER SHARE;
AND FFO OF $1.63 PER SHARE

Financial and Operating Highlights

•
Third quarter 2016 net income attributable to common stockholders of $0.34 per share compared to third quarter 2015 net income attributable to common stockholders of $1.64 per share. Third quarter 2015 net income attributable to common stockholders includes $155.8 million, or $1.50 per share, of net gains recognized from the sale of real estate.

•
Third quarter 2016 FFO of $1.63 per share net of transaction related costs of $0.05 per share compared to third quarter 2015 FFO of $1.65 per share net of transaction related costs of $0.06 per share. Third quarter 2016 FFO includes $41.1 million, or $0.39 per share, of additional income related to the recapitalization of a debt investment, offset by $19.6 million, or $0.19 per share, of lost income and accounting write-offs related to space previously leased to Aeropostale at 1515 Broadway.

•	Combined same-store cash NOI increased 6.0% for the first nine months of 2016 as compared to the same period in the prior year.

•
Signed 41 Manhattan office leases covering 1,282,518 square feet during the third quarter. The mark-to-market on signed Manhattan office leases was 28.6% higher in the third quarter than the previously fully escalated rents on the same spaces.

•
Signed 22 Suburban office leases covering 156,002 square feet during the third quarter. The mark-to-market on signed Suburban office leases was 4.4% higher in the third quarter than the previous fully escalated rents on the same spaces.

•	Manhattan same-store occupancy, inclusive of leases signed but not yet commenced, was 97.5% as of September 30, 2016 as compared to 97.3% as of September 30, 2015 and 97.4% as of June 30, 2016.
Investing Highlights

•
Closed on the sale of a 40% interest in Eleven Madison Avenue for a total gross asset valuation of $2.6 billion, inclusive of the costs associated with lease stipulated improvements to the property. The Company received $484.2 million in net proceeds from the sale.

•
In October, closed on the sale of a 49% interest in 400 East 57th Street for a total gross asset valuation of $170.0 million. The Company recognized net proceeds of $65.0 million from the recapitalization of the property which included obtaining a new 10-year $100 million mortgage loan with a fixed interest rate of 3.0%. The new mortgage replaces the previous $66.7 million mortgage loan, which bore interest at a fixed rate of 4.13%.

•
Closed on the previously announced sale of 500 West Putnam Avenue in Greenwich, Connecticut, for a total gross asset valuation of $41.0 million. The Company recognized net proceeds of $39.5 million from the sale.

•	Originated new debt and preferred equity investments totaling $472.0 million in the third quarter, of which $434.5 million was retained at a yield of 9.2%.
Financing Highlights

•
Closed on $1.5 billion of construction financing for One Vanderbilt Avenue. The facility has a term of up to 7 years and bears interest at a floating rate of 3.50% over LIBOR, with the ability to reduce the spread to as low as 3.00% upon achieving certain pre-leasing and completion milestones.

•	Closed on an expansion of the term loan portion of the Company's unsecured corporate credit facility by $250.0 million, increasing the total facility size to $2.783 billion.

•	Together with our joint venture partner, closed on a $97.0 million refinancing of 650 Fifth Avenue, which replaces the previous $65.0 million mortgage.
Summary
New York, NY, October 19, 2016 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended September 30, 2016 of $34.3 million, or $0.34 per share as compared to net income attributable to common stockholders of $163.7 million, or $1.64 per share for the same quarter in 2015. Net income attributable to common stockholders for the quarter ended September 30, 2016 includes $0.6 million, or $0.01 per share, of net gains recognized from the sale of real estate as compared to $155.8 million, or $1.50 per share, of net gains recognized from the sale of real estate for the same quarter in 2015.
The Company also reported net income attributable to common stockholders for the nine months ended September 30, 2016 of $190.9 million, or $1.90 per share as compared to net income attributable to common stockholders of $167.8 million, or $1.68 per share for the same period in 2015. Net income attributable to common stockholders for the nine months ended September 30, 2016 includes $244.0 million, or $2.33 per share, of net gains recognized from the sale of real estate as compared to $169.5 million, or $1.64 per share, of net gains recognized from the sale of real estate for the same period in 2015.
The Company reported funds from operations, or FFO, for the quarter ended September 30, 2016 of $171.6 million, or $1.63 per share, net of transaction related costs of $5.6 million, or $0.05 per share, as compared to FFO for the same period in 2015 of $171.5 million, or $1.65 per share, net of transaction related costs of $5.9 million, or $0.06 per share. Third quarter 2016 FFO includes $41.1 million, or $0.39 per share, of additional income related to the recapitalization of a debt investment, offset by $19.6 million, or $0.19 per share, of lost income and accounting write-offs related to space previously leased to Aeropostale at 1515 Broadway.
The Company also reported FFO for the nine months ended September 30, 2016 of $719.1 million, or $6.86 per share, net of transaction related costs of $9.0 million, or $0.09 per share, as compared to FFO for the same period in 2015 of $494.6 million, or $4.77 per share, net of transaction related costs of $10.1 million, or $0.10 per share.
All per share amounts in this press release are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended September 30, 2016, the Company reported consolidated revenues and operating income of $416.7 million and $232.8 million, respectively, compared to $432.1 million and $258.5 million, respectively, for the same period in 2015. For the nine months ended September 30, 2016, the Company reported consolidated revenues and operating income of $1.5 billion and $974.6 million, respectively, compared to $1.2 billion and $742.8 million, respectively, for the same period in 2015.
Same-store cash NOI on a combined basis increased by 1.6% to $177.4 million for the quarter ended September 30, 2016 as compared to the same period in 2015. For the quarter, consolidated property same-store cash NOI increased by 1.7% to $158.1 million and unconsolidated joint venture property same-store cash NOI increased by 0.3% to $19.4 million in 2016 as compared to the same period in 2015.
Same-store cash NOI on a combined basis increased by 6.0% to $538.6 million for the nine months ended September 30, 2016 as compared to $508.0 million for the same period in 2015. For the nine months ended September 30, 2016, consolidated property same-store cash NOI increased by 6.0% to $480.0 million and unconsolidated joint venture property same-store cash NOI increased by 6.2% to $58.6 million, as compared to the same period in 2015.
During the third quarter, the Company signed 41 office leases in its Manhattan portfolio totaling 1,282,518 square feet. Twenty-seven leases comprising 1,113,043 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $74.34 per rentable square foot, representing a 28.6% increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the third quarter was 15.7 years and average tenant concessions were 4.8 months of free rent with a tenant improvement allowance of $54.51 per rentable square foot.
During the first nine months of 2016, the Company signed 138 office leases in its Manhattan portfolio totaling 2,753,254 square feet. One hundred eight leases comprising 2,421,221 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $71.09 per rentable square foot, representing a 28.5% increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the first nine months of 2016 was 12.4 years and average tenant concessions were 4.1 months of free rent with a tenant improvement allowance of $45.65 per rentable square foot.

Manhattan same-store occupancy was 97.5% at September 30, 2016, inclusive of 238,234 square feet of leases signed but not yet commenced as compared to 97.3% at September 30, 2015 and 97.4% at June 30, 2016.
During the third quarter, the Company signed 22 office leases in its Suburban portfolio totaling 156,002 square feet. Nine leases comprising the remaining 54,514 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $33.09 per rentable square foot, representing a 4.4% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the third quarter was 6.6 years and average tenant concessions were 6.1 months of free rent with a tenant improvement allowance of $23.99 per rentable square foot.
During the first nine months of 2016, the Company signed 65 office leases in its Suburban portfolio totaling 555,933 square feet. Thirty-seven leases comprising the remaining 334,179 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $38.72 per rentable square foot, representing a 5.3% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first nine months of 2016 was 7 years and average tenant concessions were 6.4 months of free rent with a tenant improvement allowance of $27.52 per rentable square foot.
Same-store occupancy for the Company's Suburban portfolio was 85.4% at September 30, 2016, inclusive of 67,639 square feet of leases signed but not yet commenced as compared to 84.3% at September 30, 2015 and 83.9% at June 30, 2016.
Significant leases that were signed during the third quarter included:

•	Renewal on 603,650 square feet with Penguin Random House at 1745 Broadway, bringing the remaining lease term to 16.8 years;

•	New lease on 308,115 square feet with Visiting Nurse Service of New York at 220 East 42nd Street for 30.5 years;

•	Renewal on 64,111 square feet with Omnicom Group at 220 East 42nd Street bringing the remaining lease terms to 15.6 years;

•	Renewal on 28,650 square feet with Newmark & Company at 110 East 42nd Street bringing the remaining lease terms to 15.1 years;

•	New lease on 34,393 square feet with Pace University at 100 Summit Lake Drive in Valhalla, New York, for 11.0 years; and

•	New lease on 16,210 square feet with Canon U.S.A, Inc. at 125 Chubb Way, Lyndhurst, New Jersey, for 7.8 years.
Marketing, general and administrative, or MG&A, expenses for the quarter ended September 30, 2016 were $25.5 million, or 5.2% of total combined revenues and an annualized 53 basis points of total combined assets.

Real Estate Investment Activity
In October, the Company closed on the sale of a 49% interest in the entity that owns 400 East 57th Street at a gross asset valuation of $170.0 million and obtained a new 10-year $100 million mortgage loan, which bears interest at a fixed rate of 3.0%, replacing the previous $66.7 million mortgage loan, which bore interest at a fixed rate of 4.13%. The Company recognized net proceeds of $65.0 million from the recapitalization of the property.
In August, the Company closed on the sale of a 40% interest in Eleven Madison Avenue to PGIM Real Estate, the real estate investment business of PGIM, Inc., the global investment management businesses of Prudential Financial, Inc. (NYSE: PRU) for a total gross asset valuation of $2.6 billion, inclusive of the costs associated with lease stipulated improvements to the property. PGIM Real Estate has a one-year option to acquire an additional 9% stake in the venture at the same total gross property valuation of $2.6 billion. The Company received $484.2 million in cash proceeds from the sale. The partnership is seeking a modification to the mortgage on the property, which, if not obtained within six months after the closing, may result in the Company repurchasing the sold interest. The modification is expected to be granted during the fourth quarter of 2016.
In July, the Company sold 500 West Putnam Avenue, a 121,500-square-foot office property located in Greenwich, Connecticut, for a gross sale price of $41.0 million, or $337 per square foot. The transaction closed in July and the Company recognized net proceeds of $39.5 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio totaled $1.5 billion at September 30, 2016 at a weighted average current yield of 9.2%, excluding $0.3 billion of debt and preferred equity investments that are included in other balance sheet line items for accounting purposes. During the third quarter, the Company originated new debt and preferred equity investments totaling $472.0 million, of which $434.5 million was retained and $309.6 million was funded, at a weighted average current yield of 9.2%. During the third quarter, the Company recorded $239.3 million of principal reductions from investments that were repaid and sold/syndicated.
Financing Activity
In September, the Company closed on $1.5 billion of construction financing for One Vanderbilt Avenue. The facility, which paves the way for the development of the 1,401 foot tower adjacent to Grand Central Terminal, was led by Wells Fargo Bank, N.A. as Administrative Agent, The Bank of New York Mellon, JP Morgan Chase Bank, TD Bank, N.A., and Bank of China, as Syndication Agents, and Landesbank Baden-Württemberg as Documentation Agent, has a term of up to 7 years and bears interest at a floating interest rate of 3.50% over LIBOR, with the ability to reduce the spread to as low as 3.00% upon achieving certain pre-leasing and completion milestones.
In September, the Company closed on the expansion of its unsecured corporate credit facility by $250.0 million, to $2.783 billion. The term loan portion of the facility, which matures in June 2019, has been increased from $933.0 million to $1.183 billion while the revolving line of credit portion of the facility, which matures in March 2020, remains at $1.6 billion.
In July, the Company, along with its joint venture partner, closed on the refinancing of 650 Fifth Avenue. The $97.0 million facility has a 2-year term (subject to two 1-year extension options), carries a floating interest rate of LIBOR plus 3.75%, and replaces the previous $65.0 million of indebtedness on the property.
Dividends
During the third quarter of 2016, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.72 per share of common stock, which was paid on October 17, 2016 to shareholders of record on the close of business on September 30, 2016; and

•
$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period July 15, 2016 through and including October 14, 2016, which was paid on October 17, 2016 to shareholders of record on the close of business on September 30, 2016, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Annual Institutional Investor Conference
The Company will host its Annual Institutional Investor Conference on Monday, December 5, 2016 in New York City beginning at 9:00am EST. For more information on the Conference, please email SLG2016@slgreen.com .
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 20, 2016 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Event Calendar & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 85055428.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using pass-code 85055428. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Event Calendar & Webcasts”.

Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2016, SL Green held interests in 125 Manhattan buildings totaling 46.6 million square feet. This included ownership interests in 28.1 million square feet of commercial buildings and debt and preferred equity investments secured by 18.6 million square feet of buildings. In addition, SL Green held ownership interests in 30 suburban buildings totaling 4.8 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statement
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Rental revenue, net	$281,482	$318,465	$1,043,898	$926,020
Escalation and reimbursement	53,130	48,254	147,357	130,630
Investment income	75,396	49,328	174,347	136,588
Other income	6,673	16,019	124,137	44,201
Total revenues	416,681	432,066	1,489,739	1,237,439
Expenses:
Operating expenses, including related party expenses of $5,042 and $15,171 in 2016 and $5,238 and $13,415 in 2015.	79,425	78,648	234,269	225,539
Real estate taxes	64,133	61,009	187,931	173,018
Ground rent	8,338	8,252	24,953	24,526
Interest expense, net of interest income	72,565	84,141	256,326	235,694
Amortization of deferred financing costs	4,815	7,160	20,180	19,727
Depreciation and amortization	112,665	146,185	717,015	454,087
Transaction related costs	2,593	5,829	5,987	10,039
Marketing, general and administrative	25,458	23,475	73,974	72,139
Total expenses	369,992	414,699	1,520,635	1,214,769
Income (loss) from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain on sale of real estate, loss on sale of marketable securities and loss on early extinguishment of debt	46,689	17,367	(30,896)	22,670
Equity in net (loss) income from unconsolidated joint ventures	(3,968)	3,627	11,969	10,651
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	225	15,281	43,588	16,050
Gain on sale of real estate, net	397	159,704	210,750	159,704
Depreciable real estate reserves	—	(19,226)	(10,387)	(19,226)
Loss on sale of marketable securities	—	—	(83)	—
Loss on early extinguishment of debt	—	—	—	(49)
Income from continuing operations	43,343	176,753	224,941	189,800
Net income from discontinued operations	—	—	—	427
Gain on sale of discontinued operations	—	—	—	12,983
Net income	43,343	176,753	224,941	203,210
Net income attributable to noncontrolling interests in the Operating Partnership	(1,663)	(6,467)	(8,171)	(6,634)
Net income attributable to noncontrolling interests in other partnerships	(836)	(665)	(6,245)	(13,217)
Preferred unit distributions	(2,854)	(2,225)	(8,382)	(4,316)
Net income attributable to SL Green	37,990	167,396	202,143	179,043
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,214)
Net income attributable to SL Green common stockholders	$34,252	$163,658	$190,930	$167,829

Earnings Per Share (EPS)
Net income per share (Basic)	$0.34	$1.64	$1.91	$1.69
Net income per share (Diluted)	$0.34	$1.64	$1.90	$1.68

Funds From Operations (FFO)
FFO per share (Basic)	$1.64	$1.66	$6.89	$4.80
FFO per share (Diluted)	$1.63	$1.65	$6.86	$4.77

Basic ownership interest
Weighted average REIT common shares for net income per share	100,233	99,621	100,140	99,205
Weighted average partnership units held by noncontrolling interests	4,497	3,901	4,272	3,924
Basic weighted average shares and units outstanding	104,730	103,522	104,412	103,129

Diluted ownership interest
Weighted average REIT common share and common share equivalents	100,646	100,028	100,489	99,685
Weighted average partnership units held by noncontrolling interests	4,497	3,901	4,272	3,924
Diluted weighted average shares and units outstanding	105,143	103,929	104,761	103,609

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2016	2015
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$3,347,482	$4,779,159
Building and improvements	7,777,647	10,423,739
Building leasehold and improvements	1,436,287	1,431,259
Properties under capital lease	47,445	47,445
	12,608,861	16,681,602
Less accumulated depreciation	(2,190,142)	(2,060,706)
	10,418,719	14,620,896
Assets held for sale	117,159	34,981
Cash and cash equivalents	405,896	255,399
Restricted cash	100,195	233,578
Investment in marketable securities	60,352	45,138
Tenant and other receivables, net of allowance of $18,278 and $17,618 in 2016 and 2015, respectively	55,976	63,491
Related party receivables	14,840	10,650
Deferred rents receivable, net of allowance of $24,922 and $21,730 in 2016 and 2015, respectively	430,642	498,776
Debt and preferred equity investments, net of discounts and deferred origination fees of $14,630 and $18,759 in 2016 and 2015, respectively	1,453,234	1,670,020
Investments in unconsolidated joint ventures	1,860,912	1,203,858
Deferred costs, net	252,179	239,920
Other assets	620,838	850,939
Total assets	$15,790,942	$19,727,646

Liabilities
Mortgages and other loans payable	$4,024,896	$6,992,504
Revolving credit facility	—	994,000
Term loan and senior unsecured notes	2,313,616	2,319,244
Deferred financing costs, net	(87,591)	(130,295)
Total debt, net of deferred financing costs	6,250,921	10,175,453
Accrued interest payable	30,734	42,406
Other liabilities	218,404	168,477
Accounts payable and accrued expenses	178,946	196,213
Deferred revenue	237,548	399,102
Capitalized lease obligations	41,951	41,360
Deferred land leases payable	2,419	1,783
Dividend and distributions payable	81,392	79,790
Security deposits	67,709	68,023
Liabilities related to assets held for sale	65,520	29,000
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,275,544	11,301,607

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	490,440	424,206
Preferred units	302,310	282,516

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2016 and December 31, 2015	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 101,319 and 100,063 issued and outstanding at September 30, 2016 and December 31, 2015, respectively (including 1,055 and 87 shares held in Treasury at September 30, 2016 and December 31, 2015, respectively)	1,013	1,001
Additional paid-in capital	5,596,026	5,439,735
Treasury stock at cost	(124,049)	(10,000)
Accumulated other comprehensive loss	(14,074)	(8,749)
Retained earnings	1,612,707	1,643,546
Total SL Green Realty Corp. stockholders’ equity	7,293,555	7,287,465
Noncontrolling interests in other partnerships	429,093	431,852
Total equity	7,722,648	7,719,317
Total liabilities and equity	$15,790,942	$19,727,646

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	September 30,
	2016	2015
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$34,252	$163,658
Add:
Depreciation and amortization	112,665	146,185
Joint venture depreciation and noncontrolling interest adjustments	23,349	10,796
Net income attributable to noncontrolling interests	2,499	7,132
Less:
Gain on sale of real estate and discontinued operations, net	397	159,704
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	225	15,281
Depreciable real estate reserve	—	(19,226)
Depreciation on non-rental real estate assets	509	500
Funds From Operations attributable to SL Green common stockholders and noncontrolling interests	$171,634	$171,512

	Consolidated Properties		Unconsolidated Joint Ventures (100%)
	Three Months Ended		Three Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2016	2015	2016	2015
Income (loss) from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain on sale of real estate, loss on sale of marketable securities and loss on early extinguishment of debt	$46,689	$17,367	$(6,255)	$1,169

Equity in net income from unconsolidated joint ventures	(3,968)	3,627
Depreciation and amortization	112,665	146,185	56,890	38,144
Interest expense, net of interest income	72,565	84,141	51,789	51,430
Amortization of deferred financing costs	4,815	7,160	7,155	3,473
Loss on early extinguishment of debt	—	—	—	(248)
Operating income	232,766	258,480	109,579	93,968

Marketing, general and administrative expense	25,458	23,475	—	—
Net operating income from discontinued operations	—	—	—	—
Transaction related costs, net	2,593	5,829	5,359	604
Non-building revenue	(77,962)	(55,707)	(8,990)	(2,990)
Equity in net income from unconsolidated joint ventures	3,968	(3,627)	—	—
Loss on early extinguishment of debt	—	—	—	(248)
Net operating income (NOI)	$186,823	$228,450	$105,948	$91,334

NOI from discontinued operations	—	—	—	—
NOI from other properties/affiliates	(33,531)	(59,000)	(84,620)	(70,244)
Same-Store NOI	153,292	169,450	21,328	21,090

Ground lease straight-line adjustment	424	472	—	—

Straight-line and free rent	(2,843)	(9,194)	(1,577)	(1,334)
Rental income - FAS 141	7,192	(5,330)	(388)	(454)
Same-store cash NOI	$158,065	$155,398	$19,363	$19,302

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Nine Months Ended
	September 30,
	2016	2015
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$190,930	$167,829
Add:
Depreciation and amortization	717,015	454,087
Joint venture depreciation and noncontrolling interest adjustments	42,191	23,853
Net income attributable to noncontrolling interests	14,416	19,851
Less:
Gain on sale of real estate and discontinued operations, net	210,750	172,687
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	43,588	16,050
Depreciable real estate reserve	(10,387)	(19,226)
Depreciation on non-rental real estate assets	1,505	1,525
Funds From Operations attributable to SL Green common stockholders and noncontrolling interests	$719,096	$494,584

	Consolidated Properties		Unconsolidated Joint Ventures (100%)
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2016	2015	2016	2015
Income (loss) from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain on sale of real estate, loss on sale of marketable securities and loss on early extinguishment of debt	$(30,896)	$22,670	$16,198	$2,148

Equity in net income from unconsolidated joint ventures	11,969	10,651
Depreciation and amortization	717,015	454,087	132,035	109,022
Interest expense, net of interest income	256,326	235,694	147,876	147,152
Amortization of deferred financing costs	20,180	19,727	17,667	9,628
Loss on early extinguishment of debt	—	(49)	(1,606)	(1,081)
Operating income	974,594	742,780	312,170	266,869

Marketing, general and administrative expense	73,974	72,139	—	—
Net operating income from discontinued operations	—	427	—	—
Transaction related costs, net	5,987	10,039	5,359	615
Non-building revenue	(180,345)	(151,112)	(20,531)	(8,853)
Equity in net income from unconsolidated joint ventures	(11,969)	(10,651)	—	—
Loss on early extinguishment of debt	—	49	1,606	1,081
Net operating income (NOI)	$862,241	$663,671	$298,604	$259,712

NOI from discontinued operations	—	—	—	—
NOI from other properties/affiliates	(364,355)	(160,909)	(233,642)	(198,555)
Same-Store NOI	497,886	502,762	64,962	61,157

Ground lease straight-line adjustment	1,359	1,415	—	—

Straight-line and free rent	(18,937)	(38,181)	(5,172)	(4,551)
Rental income - FAS 141	(346)	(13,155)	(1,170)	(1,417)
Same-store cash NOI	$479,962	$452,841	$58,620	$55,189

SL GREEN REALTY CORP.
SELECTED OPERATING DATA-UNAUDITED

	September 30,
	2016	2015
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	22,613	24,029
Portfolio percentage leased at end of period	95.4%	94.5%
Same-Store percentage leased at end of period	96.3%	96.7%
Number of properties in operation	31	32

Office square feet where leases commenced during quarter ended (rentable)	1,195,004	289,016
Average mark-to-market percentage-office	18.4%	26.8%
Average starting cash rent per rentable square foot-office	$73.22	$70.45

(1)Includes wholly-owned and joint venture properties.